SUPPLEMENTAL INFORMATION

March 31, 2014

Disclaimer

This Supplemental Information and other materials we have filed or may file with the Securities and Exchange Commission, as well as information included in oral statements made, or to be made, by our senior management contain certain “forward-looking” statements as that term is defined by the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, funds from operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitations, those containing words such as “may,” “will,” “believes,” anticipates,” “expects,” “intends,” “estimates,” “plans,” and other similar expressions are forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking. Such risks and uncertainties include, among other things, the following risks, which are described in more detail under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2013:

•	We depend on the operating success of our customers (facility operators) for collection of our revenues during this time of uncertain economic conditions in the U.S.;

•
We are exposed to the risk that our tenants and borrowers may not be able to meet the rent, principal and interest or other payments due us, which may result in an operator bankruptcy or insolvency, or that an operator might become subject to bankruptcy or insolvency proceedings for other reasons;

•
We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates will have on our tenants’ and borrowers’ business;

•	We are exposed to the risk that the cash flows of our tenants and borrowers will be adversely affected by increased liability claims and general and professional liability insurance costs;

•	We are exposed to risks related to environmental laws and the costs associated with the liability related to hazardous substances;

•	We are exposed to the risk that we may not be indemnified by our lessees and borrowers against future litigation;

•	We depend on the success of future acquisitions and investments;

•	We depend on the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to incur more debt in the future, which may not be available on terms acceptable to the Company;

•
We have covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests;

•
We depend on revenues derived mainly from fixed rate investments in real estate assets, while our debt capital used to finance those investments is primarily at variable rates. This circumstance creates interest rate risk to the Company;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on the ability to continue to qualify as a real estate investment trust;

•
We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders;

•
We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

In this Supplemental Information, we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this presentation.

Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.

Unless otherwise noted, all amounts are unaudited and are as of or for the year to date period ended March 31st.

March 2014

Selective Growth.
Shareholder Value.

Profile

NATIONAL HEALTH INVESTORS, INC. (NYSE: NHI), a Maryland corporation incorporated and publicly listed in 1991, is a healthcare real estate investment trust (REIT) specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI's investments include senior housing (independent living, assisted living & senior living campuses), skilled nursing facilities, medical office buildings, and hospitals.

HIGHLIGHTS

Geographic & asset class diversification
Consistent dividend growth since 2001
Low-leverage balance sheet
Cash flow growth from lease escalators

STRATEGY

Partner with top-tier operators
Prioritize direct referrals and existing customers
Continue focus on need-driven senior care
Prioritize toward AL and newer SNF campuses
Prioritize toward private pay and Medicare potential
Develop assisted and memory care communities

GEOGRAPHIC DIVERSIFICATION

30 Partners	30 States	172 Properties

95	Senior Housing
71	Skilled Nursing
4	Hospital
2	Medical Office Building

Investments

(in millions)

WACY*
10-year Treasury
$700
$600
$500
$400
$300
$200
$100
$0
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
$88.7
$141.5
$100.4
$178.5
$751.6
$42.0
2009
2010
2011
2012
2013
2014

| | 2009 | WACY | 2010 | WACY | 2011 | WACY | 2012 | WACY | 2013 | WACY | 2014 | WACY |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| RIDEA | $ - | - | $ - | - | $ - | - | $ 52.7 | 8.4% | $ 137.5 | 8.5% | $ - | - |
| SHO Lease-back | 28.3 | 9.5% | 43.1 | 9.7% | 20.4 | 8.5% | 66.3 | 8.0% | 536.8 | 7.7% | 10.4 | 8.4% |
| HOSP Lease-back | - | - | 12.5 | 12.0% | - | - | - | - | - | - | - | - |
| SNF Lease-back | 55.6 | 10.0% | 67.0 | 9.3% | 55.3 | 9.0% | 13.5 | 9.0% | 65.2 | 9.2% | 31.6 | 8.4% |
| HOSP Development | - | - | 13.9 | 10.0% | 21.5 | 10.0% | - | - | - | - | - | - |
| SHO Development | - | - | - | - | - | - | 27.0 | 9.0% | - | - | - | - |
| Mezz. / Subord. Debt | 0.9 | 12.0% | 5.0 | 14.1% | 3.2 | 14.75% | 19.0 | 9.2% | 11.7 | 12.0% | - | - |
| Mortgage | 3.9 | 9.6% | - | - | - | - | - | - | - | - | - | - |

* Weighted Average Cash Yield

Concentration

1 excludes straight-line rent income

Performance

STABILIZED LEASE PORTFOLIO

EBITDARM Coverage1

[1] based on trailing twelve months; full portfolio coverage is 2.43
[2] includes Holiday; excludes development, RIDEA, assets sold and notes
* excludes NHC
RIDEA ASSETS
Bickford Senior Living

Iowa 9
Illinois 6
Indiana 5
Michigan 4
Nebraska 3
Kansas 2

| | |
|---|---|
| Number of Properties[1]: | 29 |
| Average age (years): | 13 |
| Number of units: | 1,239 |
| Occupancy: | 85.5% |

[1] includes two recently completed development projects not factored into property metrics

FINANCIAL HIGHLIGHTS

Dividends

The Board of Directors approves a regular quarterly dividend which is reflective of expected taxable income on a recurring basis. Company transactions that are infrequent and non-recurring that generate additional taxable income have been distributed to shareholders in the form of special dividends. Taxable income is determined in accordance with the Internal Revenue Code and differs from net income for financial statement purposes determined in accordance with US GAAP.

Value

“NHI's long history of outperforming the market has returned significant value to our shareholders.”
Justin Hutchens, President & CEO

Leadership

Justin Hutchens
President & CEO

Kristin S. Gaines
Chief Credit Officer

Mandi Hogan
National Director,
Marketing

Roger R. Hopkins
Chief Accounting
Officer

Kevin Pascoe
Senior VP,
Investments

Ron Reel
Controller

(615) 890-9100    -    investorrelations@nhireit.com

Balance Sheets

(in thousands, except share amounts)

As of March 31,	2014	2013
Assets:
Real estate properties:
Land	$93,290	$58,869
Buildings and improvements	1,363,727	637,043
Construction in progress	11,198	4,922
	1,468,215	700,834
Less accumulated depreciation	(183,488)	(167,549)
Real estate properties, net	1,284,727	533,285
Mortgage and other notes receivable, net	60,871	80,059
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	6,245	6,050
Marketable securities	13,438	14,845
Straight-line rent receivable	22,886	13,652
Equity-method investment and other assets	46,903	12,507
Assets held for sale, net	—	1,611
Total Assets	$1,473,202	$700,141

Liabilities and Stockholders' Equity:
Debt	$629,033	$203,250
Real estate purchase liabilities	4,000	4,256
Accounts payable and accrued expenses	7,058	3,590
Dividends payable	25,450	19,375
Lease deposit liabilities	22,775	—
Deferred income	1,701	1,294
Earnest money deposit	—	—
Total Liabilities	690,017	231,765

Commitments and Contingencies

National Health Investors Stockholders' Equity:
Common stock, $.01 par value; 40,000,000 shares authorized;
33,051,999 and 27,876,176 shares issued and outstanding, respectively	330	279
Capital in excess of par value	762,483	469,569
Cumulative net income in excess (deficit) of dividends	1,126	(22,127)
Accumulated other comprehensive income	8,741	9,786
Total National Health Investors Stockholders' Equity	772,680	457,507
Noncontrolling interest	10,505	10,869
Total Equity	783,185	468,376
Total Liabilities and Stockholders' Equity	$1,473,202	$700,141

Statements of Income

(in thousands, except share and per share amounts)

Year to date as of March 31,	2014	2013	2012
Revenues:
Rental income	$40,313	$24,105	$20,410
Interest income from mortgage and other notes	1,756	1,969	1,702
Investment income and other	1,067	1,052	1,060
	43,136	27,126	23,172
Expenses:
Depreciation and amortization	9,237	4,248	3,240
Interest, including amortization of debt discount and issuance costs	6,887	1,123	575
Legal	73	277	91
Franchise, excise and other taxes	306	144	125
General and administrative	2,935	3,089	2,786
Loan impairments	—	4,037	—
	19,438	12,918	6,817
Income before equity-method investee, discontinued operations and noncontrolling interest	23,698	14,208	16,355
Income from equity-method investee	158	22	—
Income from continuing operations	23,856	14,230	16,355
Income from discontinued operations	—	1,693	1,995
Net income	23,856	15,923	18,350
Net income attributable to noncontrolling interest	(323)	(180)	—
Net income attributable to common stockholders	$23,533	$15,743	$18,350

Weighted average common shares outstanding:
Basic	33,051,415	27,876,176	27,776,104
Diluted	33,085,232	27,911,584	27,803,222
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$.71	$.50	$.59
Discontinued operations	—	.06	.07
Net income attributable to common stockholders	$.71	$.56	$.66
Diluted:
Income from continuing operations attributable to common stockholders	$.71	$.50	$.59
Discontinued operations	—	.06	.07
Net income attributable to common stockholders	$.71	$.56	$.66

Regular dividends declared per common share	$.77	$.695	$.65

FFO, Normalized FFO, AFFO & FAD

(in thousands, except share and per share amounts)

Year to date as of March 31,	2014	2013	2012
Net income attributable to common stockholders	$23,533	$15,743	$18,350
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	9,237	4,248	3,240
Depreciation related to noncontrolling interest	(246)	(87)	—
Depreciation in discontinued operations	—	167	126
Net gain on sales of real estate	—	—	—
Funds from operations	32,524	20,071	21,716
Debt issuance costs expensed due to credit facility modifications	2,145	—	—
Loan impairment	—	4,037	—
Normalized FFO	34,669	24,108	21,716
Straight-line lease revenue, net	(4,195)	(1,283)	(1,063)
Straight-line lease revenue, net, related to noncontrolling interest	17	—	—
Amortization of original issue discount	15	—	—
Amortization of debt issuance costs	368	82	76
Normalized AFFO	30,874	22,907	20,729
Non-cash stock based compensation	1,349	1,580	1,433
Normalized FAD	$32,223	$24,487	$22,162

BASIC
Weighted average common shares outstanding	33,051,415	27,876,176	27,776,104
FFO per common share	$.98	$.72	$.78
Normalized FFO per common share	$1.05	$.86	$.78
Normalized AFFO per common share	$.93	$.82	$.75
Normalized FAD per common share	$.97	$.88	$.80

DILUTED
Weighted average common shares outstanding	33,085,232	27,911,584	27,803,222
FFO per common share	$.98	$.72	$.78
Normalized FFO per common share	$1.05	$.86	$.78
Normalized AFFO per common share	$.93	$.82	$.75
Normalized FAD per common share	$.97	$.88	$.80

Payout ratios:
Regular dividends declared per common share	$.77	$.695	$.65
Normalized FFO payout ratio per diluted common share	73.3%	80.8%	83.3%
Normalized AFFO payout ratio per diluted common share	82.8%	84.8%	86.7%
Normalized FAD payout ratio per diluted common share	79.4%	79.0%	81.3%

NOTE: FFO and Normalized FFO per diluted common share for the three months ended March 31, 2013 differ by $.02 and $.01, respectively, from the amounts previously reported as a result of our revised interpretation of the NAREIT definition of FFO. Normalized FAD per diluted common share for the three months ended March 31, 2013 differs by $.01, from the amount previously reported as a result of changes we made to our definition of FAD.

For the three months ended March 31, 2012, FFO and Normalized FFO per diluted common share increased by $.01 and $.01, respectively, from the amounts previously reported as a result of our revised interpretation of the NAREIT definition of FFO. Normalized FAD per diluted common share for the three months ended March 31, 2013 also increased by $.01, from the amount previously reported as a result of changes we made to our definition of FAD.

See our Form 8-K dated May 5, 2014 which describes these revisions.

Fixed Charge Coverage

(dollars in thousands)

Year to date as of March 31,	2014	2013	2012

Net income	$23,856	$15,923	$18,350
Interest expense, including amortization of debt discount and issuance costs	4,742	1,123	575
Franchise, excise and other taxes	306	144	125
Depreciation in continuing and discontinued operations	9,237	4,415	3,365
Debt issuance costs expensed due to credit facility modifications	2,145	—	—
Loan impairment	—	4,037	—
Adjusted EBITDA	$40,286	$25,642	$22,415

Interest expense	$4,742	$1,123	$575
Principal payments	276	—	—
Fixed Charges	$5,018	$1,123	$575

Fixed Charge Coverage Ratio	8:1	23:1	39:1

Debt Maturities

(in thousands)

	2014	2015	2016	2017	Thereafter
Revolving credit facility - unsecured	$—	$—	$—	$—	$107,000
Convertible senior notes - unsecured	—	—	—	—	200,000
Bank term loans - unsecured	—	—	—	—	250,000
Fannie Mae term loans - secured	781	77,268	—	—	—
	$781	$77,268	$—	$—	$557,000

Portfolio Summary

(dollars in thousands)

	Properties	Units/ Sq. Ft.	YTD Revenue
Leases
Skilled Nursing[1]	64	8,370	$15,621
Senior Housing	92	6,873	22,584
Hospitals	3	181	1,872
Medical Office Buildings	2	88,517	236
Total Leases	161		$40,313

[1] Skilled Nursing
NHC facilities	39	5,404	$9,118
All other facilities	25	2,966	6,503
	64	8,370	$15,621

Mortgages and Other Notes Receivable
Skilled Nursing	7	594	$349
Senior Housing	3	386	276
Hospital	1	70	297
Other Notes Receivable	—	—	834
Total Mortgages	11	1,050	$1,756

LEASE MATURITIES
(annualized 2014 cash rent; in thousands)

TENANT PURCHASE OPTIONS
(% of annualized 2014 cash rent)

Property Type	Option Open Date
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Thereafter
SHO	—	—	—	—	—	—	3.3%	—	—	—	—	—	—
SNF	—	—	4.1%	—	4.0%	—	—	—	—	—	—	2.3%	0.3%
HOSP	—	—	—	—	1.5%	—	1.1%	—	2.1%	—	—	—	—
MOB	0.5%	—	—	—	—	—	—	—	—	—	—	—	—
	0.5%	—	4.1%	—	5.5%	—	4.4%	—	2.1%	—	—	2.3%	0.3%

RIDEA ASSETS
Bickford Senior Living
(dollars in thousands)

As of and for the three months ended	Q1 '14	Q4 '13	Q3 '13	Q2 '13	Q1 '13
Properties	27	27	27	27	27
Average age (years)	13	13	13	12	12
Units	1,239	1,239	1,239	1,239	1,239
Total occupancy	85.5%	86.2%	84.8%	84.3%	85.2%

Revenues	$15,194	$15,262	$14,838	$14,641	$14,692
Operating expenses[1]	9,901	10,001	9,962	9,509	9,641
EBITDAR	$5,293	$5,261	$4,876	$5,132	$5,051
Contractual adjustments for capital expenditures and other terms of the joint venture agreement	$—	$(26)	$560	$(3)	$98
Net operating income	$5,293	$5,235	$5,436	$5,129	$5,149

[1] includes a 5% management fee

Annualized Revenue
The term Annualized Revenue refers to the amount of revenue that our portfolio would generate if all leases and mortgages were in effect for the twelve-month calendar year, regardless of the commencement date, maturity date, or renewals. Therefore, annualized revenue is used for financial analysis purposes, and is not indicative of actual or expected results.

Adjusted EBITDA & EBITDARM
We consider Adjusted EBITDA to be an important supplemental measure because it provides information which we use to evaluate our performance and serves as an indication of our ability to service debt. We define Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs. Since others may not use our definition of Adjusted EBITDA, caution should be exercised when comparing our Adjusted EBITDA to that of other companies.

EBITDARM is earnings before interest, taxes, depreciation, amortization, rent and management fees.

Facility Types
SHO - Senior housing                 HOSP - Hospital
MOB - Medical office building            SNF -Skilled nursing facility

Fixed Charges
The term Fixed Charges refers to payments for interest expense and debt principal.

Normalized FFO, AFFO & FAD
These operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our FFO, normalized FFO, normalized AFFO & normalized FAD may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company's FFO, normalized FFO, normalized AFFO & normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”) (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as a non-cash adjustment to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in our contractual lease payments without the distortion caused by non-cash amortization.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT, also providing a useful indicator of the ability to distribute dividends to shareholders.

Stabilized Lease
A newly acquired triple-net lease property is generally considered stabilized upon lease-up (typically when senior-care residents occupy at least 80% of the total number of certified units). Newly completed developments, including redevelopments, are considered stabilized upon lease-up, as described above.

Total Return
The term Total Return refers to the total return an investor would have realized on an annual basis over a certain period assuming that all dividends are reinvested on the dividend payment date.

RIDEA
Our joint ventures are designed to be compliant with the provisions of the REIT Diversification and Empowerment Act of 2007, or RIDEA.

WACY
The term WACY refers to Weighted Average Cash Yield, which is the anticipated rate of return upon initial investment excluding the impact of any discounts received or premiums paid.